Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772
                                                 www.globalentertainment2000.com

                                                        Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                    602-225-0505
                                                          gee@themillergroup.net
                   FOR IMMEDIATE RELEASE


Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008-4293

                    Global Entertainment Corporation Reports
                        First Quarter Fiscal 2008 Results

PHOENIX,  ARIZONA,  OCTOBER 15, 2007 -- GLOBAL ENTERTAINMENT  CORPORATION (AMEX:
GEE) - a company engaged in sports management, arena and related real estate development, facility and venue management and marketing, venue ticketing and brand licensing, today reported revenue for the first quarter ended August 31, 2007 was $3,473,276 compared to revenue of $3,651,918 in the first quarter of the prior fiscal year. For the three-month period ended August 31, 2007, the company realized a net loss of $1,518,294 or ($.23) per share compared to a net loss of $938,660 or ($.14) per share for the three-month period ended August 31, 2006.

Revenue for the first quarter fiscal 2008 increased in every segment of the company's multiple subsidiary operations with the exception of project management fees that decreased compared to the prior year period as construction project management agreements were in the final stages of completion, a period that generates less revenue. Facility management revenue increased 180.2% to $964,292 for the three months ended August 31, 2007 while licensing and advertising fees increased 27.4% to $866,210 and ticket service fees increased 39.9% to $779,809. The new multi-purpose events center developments announced in the last two quarters of fiscal 2007 are in various stages of formal commitment or in the final process of due diligence analysis.

The net loss incurred by the company in the first quarter fiscal 2008 was primarily attributable to one-time loss reserves associated with the final settlement of two litigation issues, legal fees associated with these settlements, a one-time charge for severance expense for a former executive and expenses associates with the launch of special edition vehicle kits for the CRAGAR(R) brand. The loss reserves for the two settlements, the associated legal fees and expense recorded for the severance package total approximately $1,300,000 or 85.6% of the total loss in the first three months of fiscal year 2008.

"Our loss for the quarter was primarily comprised of non-recurring expenses that included the settlement of two legal claims that have taken undue management time and attention. While settlement fees and associated costs in such matters are counter productive to our goal of a return to profitable operations, we can now put these issues behind us and concentrate fully on productive operations. The increased revenue generated by our business segments involved with facility management is in line with expectations of our business plan. We expect however to experience variances in the timing of revenue and to some extent expenses based on the nature of our business associated with major long-term development more...

projects," stated Richard Kozuback, president and chief executive officer. "Our development subsidiary, International Coliseums Company, is currently performing project management services for an events and entertainment center in Wenatchee, Washington. Our facility management subsidiary, Encore, will provide facility management services, sales and marketing services will be performed by our GEMS subsidiary and event ticketing will be handled by GetTix upon completion of the facility."

Concluding Kozuback stated, "We continue to refine key strategic areas in the execution of our business plan. The addition of general counsel to our executive team and our new CFO both with prior public company experience in successful national companies are major enhancements to our operations. To effect our long-term business plan we will make ongoing investments in our infrastructure dictated by revenue growth in each business segment. Our planned objective being a return to profitability."

Visit our web sites:

www.globalentertainment2000.com                      www.centralhockeyleague.com
     www.coliseums.com             www.Cragar.com           www.GetTix.net

Global Entertainment Corporation is an integrated events and entertainment company focused on mid-size communities that is engaged, through its seven wholly owned subsidiaries, in sports management, multi-purpose events and entertainment centers and related real estate development, facility and venue management and marketing, venue ticketing and brand licensing. GLOBAL PROPERTIES I in correlation with arena development projects works to maximize value and development potential of new properties. INTERNATIONAL COLISEUMS COMPANY serves as project manager for arena development while ENCORE FACILITY MANAGEMENT coordinates all arena facility scheduling operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS (GEMS) pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (GETTIX.NET) is an in-house ticketing company for sports and entertainment venues. The WESTERN PROFESSIONAL HOCKEY LEAGUE, INC., through a joint operating agreement with the Central Hockey League, is the operator and franchisor of professional minor league hockey teams in nine states. CRAGAR INDUSTRIES, INC. is the licensor for its nationally recognized, branded products CRAGAR(R), TRUSPOKE(R), CRAGAR S/S(R) and STREET PRO(R).

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2007, as filed with the Securities and Exchange Commission.



                            FINANCIAL TABLE FOLLOWS:

                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                         August 31,              May 31,
                                                           2007                   2007
                                                       ------------           ------------
                                                        (Unaudited)
                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                            $  2,766,047           $  4,251,542
  Accounts receivable, net                                1,842,120              3,243,482
  Other current assets                                    1,036,591                969,485
                                                       ------------           ------------

      TOTAL CURRENT ASSETS                                5,644,758              8,464,509

OTHER ASSETS                                             11,211,724              3,563,157
                                                       ------------           ------------

      TOTAL ASSETS                                     $ 16,856,482           $ 12,027,666
                                                       ============           ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities             $  4,010,090           $  4,695,293
  Notes payable                                              63,126                     --
  Other liabilities                                         795,141                311,994
                                                       ------------           ------------

      TOTAL CURRENT LIABILITIES                           4,868,357              5,007,287
                                                       ------------           ------------

NOTES PAYABLE AND OTHER LONG-TERM LIABILITIES             6,552,040                 66,000
                                                       ------------           ------------

      TOTAL LIABILITIES                                  11,420,397              5,073,287
                                                       ------------           ------------
STOCKHOLDERS' EQUITY:
  Common stock                                                6,513                  6,508
  Paid-in capital                                        10,731,005             10,731,010
  Retained earnings (deficit)                            (5,301,433)            (3,783,139)
                                                       ------------           ------------

      TOTAL EQUITY                                        5,436,085              6,954,379
                                                       ------------           ------------

      TOTAL LIABILITIES & EQUITY                       $ 16,856,482           $ 12,027,666
                                                       ============           ============

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
                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED SUMMARY OF OPERATIONS

                              FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                For the three months ended
                                                        August 31,
                                             ---------------------------------
                                                 2007                  2006
                                             -----------           -----------

Revenues                                     $ 3,473,276           $ 3,651,918

Expenses                                       5,028,734             4,660,806
                                             -----------           -----------

Loss from operations                          (1,555,458)           (1,008,888)

Other income                                      37,164                70,228
                                             -----------           -----------

Net Loss                                     $(1,518,294)          $  (938,660)
                                             ===========           ===========

Loss per share - basic and diluted           $     (0.23)          $     (0.14)
                                             ===========           ===========
Weighted average shares outstanding
  - basic and diluted                          6,508,700             6,494,428
                                             ===========           ===========


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